FIRST AMENDMENT TO THE
NOVATON AGREEMENT

THIS FIRST AMENDMENT, effective as of June 29, 2020, to the Distribution Agreement, dated as of March 31, 2020 (the “Agreement”), is entered into by and between HOTCHKIS & WILEY FUNDS., a Delaware statutory trust, (the “Company”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”), and Hotchkis & Wiley Capital Management, LLC., a Delaware limited liability company and an investment adviser to certain series of the Company (the “Adviser”) (Company, Distributor, and Adviser each referred to herein as a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the Company, the Distributor and Adviser desire to amend Exhibit B of the Agreement; and

WHEREAS, Section 10.B of the Agreement provides that the Agreement may be amended by written agreement executed by the Parties.

NOW THEREFORE, the Parties agree to amend and restate Exhibit A of the Agreement for the purposes of revising the distribution services fee schedule as described in Exhibit A to the Agreement. Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCKIS & WILEY FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Anna Marie Lozez	By: /s/ Mark Fairbanks

Printed Name: Anna Marie Lopez	Printed Name: Mark Fairbanks
Title: President	Title: Vice President

HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC.

By:  /s/ Anna Marie Lopez

Printed Name: Anna Marie Lopez
Title: Chief Operating Officer

Amended Exhibit A to the Distribution Agreement- Hotchkis & Wiley Funds

Fund Schedule
Separate Series of the HOTCHKIS & WILEY FUNDS

Name of Series	Date Added
Hotchkis & Wiley Value Opportunities Fund	12-31-2002
Hotchkis & Wiley Diversified Value Fund	08-24-2004
Hotchkis & Wiley Large Cap Value Fund	10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis & Wiley Small Cap Value Fund	10-19-2001
Hotchkis & Wiley High Yield Fund	03-31-2009
Hotchkis & Wiley Global Value Fund	12-31-2012
Hotchkis & Wiley Small Cap Diversified Value Fund	06-30-2014
Hotchkis & Wiley International Value Fund	12-31-2015
Hotchkis & Wiley International Small Cap Diversified Value Fund	06-30-2020